February 23, 1999

Richard S. Dondero
37 Hillside Avenue
Riverdale, NJ 07457

Re:  Employment Agreement
     --------------------

Dear Richard:

     This letter sets forth an amendment to your employment agreement, dated as of April 30, 1994 (the "Employment Agreement") with Cistron Biotechnology, Inc. The Employment Agreement is hereby amended as follows:

1. Paragraph 1.2 of Section 1, "Employment and Terms" is deleted in its entirety and replaced by the following:

     "1.2 This Agreement ("Term") shall continue until April 30, 2004, unless sooner terminated as provided herein."

2. Paragraph 4.1 of Section 4, "Compensation Payable to the Executive" is deleted in its entirety and replaced by the following:

     "4.1 In consideration for all the services rendered by the Executive pursuant to this Agreement, the Company shall pay to the Executive during the Term, a salary of ONE HUNDRED FOUR THOUSAND ($104,000.00) DOLLARS per annum and any increments which may be approved by the Board."

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3.   Paragraph 9.7 of section 9, "Termination" is deleted in its entirety and replaced by the following:

     "9.7 In the event this Agreement is terminated pursuant to paragraph 9.4 hereof or if the Company upon the Executive's written request refuses within thrity (30) days of such request to renew this Agreement for an additional two (2) year period upon the same terms and conditions contained herein, the Company shall have no obligations to the Executive from and after the effective date of termination or the end of such thirty (30) day period, as the case may be, other than to (i) pay the Executive an amount equal to nine (9) months' salary and benefits as severance, such severance to be payable in equal monthly installments commencing the month in which the termination occurs, and (ii) enter into a consulting contract for a minimum period of three (3) months at full salary and benefits in addition to the severance in Paragraph 9.7 (i)."

     Please indicate your agreement and acceptance of the foregoing by executing this letter in the designated space below. This letter shall constitute an amendment of your Employment Agreement, which shall remain in full force and effect in all other respects.

                                        Very truly yours,


                                        CISTRON BIOTECHNOLOGY, INC.

                                        By: /S/BRUCE C. GALTON
                                            ----------------------
                                            BRUCE C. GALTON
                                            Chairman and Chief Executive Officer

ACCEPTED AND AGREED:

/S/ RICHARD S. DONDERO
----------------------
    Richard S. Dondero

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